UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 16, 2009
Date of Report (Date of Earliest Event Reported)

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FIRST CALIFORNIA FINANCIAL GROUP, INC.
(Exact Name of Registrant As Specified In Its Charter)
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Delaware	000-52498	38-3737811
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3027 Townsgate Road, Suite 300
Westlake Village, CA 91361
(Address of principal executive offices) (Zip Code)

(805) 322-9655
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.*

Effective December 16, 2009, the Board of Directors of First California Financial Group, Inc. (the “Company”) approved the principal terms of change in control agreements with Romolo Santarosa, the Chief Financial Officer, and with Cheryl Knight, the Executive Vice President and Chief Risk Officer of First California Bank, the Company’s wholly-owned bank subsidiary.   The principal terms of these change in control agreements include the payment of a multiple of the executive’s average annual compensation, including base salary and bonus,  over the prior three years in the event the executive is terminated without cause or Executive terminates his employment for good reason within the twelve-month period following a change in control of the Company.   The amount of the change in control payments is subject to reduction to the extent such amount is subject to excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986.  In addition, these change in control benefits are subject to the limitations imposed upon the Company under Section 111(b) of the Emergency Economic Stabilization Act, as amended by the 2009 American Recovery and Reinvestment Act (“EESA”).  EESA prohibits the payment of any golden parachute benefits to the Company’s senior executive officers and its next five most-highly compensated employees for so long as any obligation owed to the United States Treasury (“Treasury”) that arises from any financial assistance to the Company from Treasury under its Troubled Asset Relief Program remains outstanding.   On December 19, 2008, the Company sold to Treasury 25,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, with a liquidation preference of $1,000 per share par value $0.01 per share, and a ten-year warrant to purchase initially up to 599,042 shares of the Company’s common stock, par value $0.01 per share, at an exercise price of $6.26 per share, for an aggregate purchase price of $25 million in cash.

Effective December 16, 2009, the Company’s Board of Directors also approved an amendment to the First California Bank Split Dollar Agreement, dated March 12, 2003, as amended, by and between the Company and C.G. Kum, the Company’s President and Chief Executive Officer.  The amendment will set a minimum of $1,500,000 and a maximum of $2,000,000 in death benefits to be received by Mr. Kum’s designated beneficiaries.

This Current Report on Form 8-K contains only a description of the material terms of the change in control agreements and the amendment to the split dollar agreement as approved by the Company’s Board of Directors and is subject to entry into final agreements with the applicable executive officer memorializing these terms.  Following the entry into definitive agreements with the applicable executive officer, the Company will amend this Current Report on Form 8-K to provide a description of these agreements as entered into.

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*
The information furnished under Item 5.02 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of First California under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

Dated: December 22, 2009	By:	/s/ Romolo Santarosa
	Name:	Romolo Santarosa
	Title:	Executive Vice President, Chief Financial Officer